Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM [KPMG TO CONFIRM]

The Board of Directors
Macquarie Infrastructure Company LLC:

We consent to the incorporation by reference in the registration statement (No. 333-144016) on Form S-8 and the registration statement (No. 333-138010) on Form S-3 of Macquarie Infrastructure Company LLC of our reports dated February 23, 2011 with respect to the consolidated balance sheets of Macquarie Infrastructure Company LLC as of December 31, 2010 and 2009, and the related consolidated statements of operations, consolidated statements of members’ equity and comprehensive income (loss), and consolidated statements of cash flows for the years ended December 31, 2010, 2009, and 2008 and the related financial statements schedule, and the effectiveness of internal controls over financial reporting as of December 31, 2010 which reports appear in the December 31, 2010 annual report on Form 10-K of Macquarie Infrastructure Company LLC.

/s/ KPMG LLP

Dallas, Texas
February 23, 2011